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                                                            EXHIBIT NO. 99.1(f)

                              MFS SERIES TRUST IX

                           CERTIFICATION OF AMENDMENT
                          TO THE DECLARATION OF TRUST

                             TERMINATION OF CLASSES

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated as of December 16, 2004, as amended (the "Declaration"), of MFS Series Trust IX (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that class 529A, 529B and 529C shares of MFS Bond Fund and MFS Inflation Adjusted Bond Fund, each a series of the Trust, have been terminated.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of March 30, 2007, and further certify, as provided by the provisions of
Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

ROBERT E. BUTLER                            ROBERT J. MANNING
-----------------------------------         -----------------------------------
Robert E. Butler                            Robert J. Manning
804 W. Park Avenue                          13 Rockyledge Road
State College PA  16803                     Swampscott MA  01907


LAWRENCE H. COHN                            LAWRENCE T. PERERA
-----------------------------------         -----------------------------------
Lawrence H. Cohn                            Lawrence T. Perera
45 Singletree Road                          18 Marlborough Street
Chestnut Hill MA  02467                     Boston MA  02116


DAVID H. GUNNING                            ROBERT C. POZEN
-----------------------------------         -----------------------------------
David H. Gunning                            Robert C. Pozen
2571 N. Park Blvd.                          9 Arlington Street
Cleveland Heights OH  44106                 Boston MA 02116


WILLIAM R. GUTOW                            J. DALE SHERRATT
-----------------------------------         -----------------------------------
William R. Gutow                            J. Dale Sherratt
3 Rue Dulac                                 86 Farm Road
Dallas TX  75230                            Sherborn MA  01770


MICHAEL HEGARTY                             LAURIE J. THOMSEN
-----------------------------------         -----------------------------------
Michael Hegarty                             Laurie J. Thomsen
177 Old Briarcliff Road                     235 Nashawtuc Road
Briarcliff Manor NY  10510                  Concord MA 01742


J. ATWOOD IVES                              ROBERT W. UEK
-----------------------------------         -----------------------------------
J. Atwood Ives                              Robert W. Uek
17 West Cedar Street                        536 Tierra Mar Lane
Boston MA  02108                            Naples FL  34108